                                                                   EXHIBIT 10.69


                        SUPPLEMENTAL RETIREMENT AGREEMENT

            THIS AGREEMENT is made and entered into this 8th day of May, 1996 by and between SpecTran Corporation ("SpecTran"), a Delaware corporation, and Raymond E. Jaeger (hereinafter called "Jaeger").

                               PURPOSE AND INTENT

            This agreement (the "Agreement") is designed to recognize Jaeger's contribution to the Corporation(1) as both a founder of the Corporation and as its President and Chief Executive Officer since inception and to encourage Jaeger to remain in the Corporation's employ by providing supplemental retirement benefits, keyed to a specified percentage of his compensation, so that Jaeger's percentage of spendable retirement income will approximate the percentage of spendable retirement income available to less compensated employees who also participate in the Corporation's retirement plans. Due to restrictions presently imposed by the Internal Revenue Code on benefits for highly compensated employees, the percentage of spendable retirement income Jaeger would receive under the Corporation's current benefit plans relative to his current compensation would be less than that of employees at lower salary levels. The benefits provided in this Agreement are designed to be entirely supplemental to the Corporation's other retirement benefits payable to Jaeger; if Jaeger receives the specified percentage of compensation through pension plans and other benefits (as described below) provided by the Corporation, no benefits will be paid out under this Agreement. While any benefits are paid under this Agreement Jaeger will be available to consult for the Corporation. Further, these benefits are subject to forfeiture if Jaeger is terminated for Cause (as defined herein) or, as described below, competes with the Corporation.


- --------
(1) Initial capitalized words may be defined below under the heading "Certain Definitions".

                                                                   EXHIBIT 10.69


            Jaeger is a founder of the Corporation, has been employed by the Corporation since its inception in 1981, and served as President and Chief Executive Officer of the Corporation and its subsidiaries from its inception through December 31, 1995. The Board of Directors of SpecTran voted on May 8, 1996 to authorize the Corporation to enter into this Agreement with Jaeger.

CERTAIN DEFINITIONS(a) "Accrued Benefit" shall have the meaning set forth in
Section 2.01 of this Agreement.

(b) "Affiliate" shall mean any person or entity which controls, is controlled by or is under common control with the Corporation. For the purpose of this Agreement, control shall mean ownership of fifty percent (50%) or more of the voting stock of any entity.

(c) "Benefit Computation Base" shall mean the average of Jaeger's annual compensation (defined as base salary, bonus(2) and any salary reduction amounts pursuant to Sections 401(k)

- -----------------------------
(2) To the extent that the average annual bonus paid to Jaeger during the 36 month period in which the Benefit Computation Base is calculated is greater than fifty percent (50%) of Jaeger's average base salary over such period, the excess bonus payments shall be considered ineligible for the purpose of calculating the Benefit Computation Base. For example, assume that Jaeger's base salary and bonuses over the 36 month period are as shown in the following two examples:

1.

                                          Base Salary                   Bonus
            -----------------------------------------------------------------
            Months 1-12             $200,000                            $200,000

            Months 13-24            $210,000                            $100,000

            Months 25-36            $220,000                            $ 90,000

            Average                 $210,000                            $130,000

            In this example, fifty percent (50%) of Jaeger's average annual base salary over the 36 month period is $105,000. Accordingly, of Jaeger's average annual bonus of $130,000 paid over that period, $25,000 will be deemed ineligible for the purpose of calculating the Benefit Computation Base, resulting in $105,000 of the average bonus being considered eligible.

                                                                   EXHIBIT 10.69


or 125 of the Code) paid during the thirty-six (36) consecutive calendar months during Jaeger's period of employment by the Corporation in which such compensation is the highest.(d) "Change in Control" shall have the meaning set forth in Section 10.02 of this Agreement.(e) The "Corporation" shall mean SpecTran, its successors and assigns, including but not limited to any corporation, firm or person which is the survivor of a merger or consolidation with SpecTran or which acquires substantially all of the assets of SpecTran, and any of SpecTran's Affiliates.(f) "Normal Retirement Date" shall mean Jaeger's sixty-fifth birthday.(g) "Offsetting Benefits" shall have the meaning set forth in Section 2.03 of this Agreement.(h) "Supplemental Retirement Benefit" shall have the meaning set forth in Section 2.01 of this Agreement.

                                   ARTICLE ONE

1.01 EMPLOYMENT. The Corporation may employ Jaeger in such capacity as the Corporation may from time to time determine. Notwithstanding anything contained herein, this Agreement is not an agreement of employment, a guaranty of continuing employment or of employment in any particular position and nothing herein shall restrict the Corporation concerning the terms and conditions of Jaeger's employment. The benefits provided by this Agreement are not part of any salary reduction plan or an arrangement deferring a bonus or a salary increase. Jaeger has no option to take any current payment or bonus in lieu of these salary continuation benefits.





2.
- --------------------------------------------------------------------------------

                                          Base Salary                   Bonus
            -----------------------------------------------------------------
            Months 1-12             $200,000                            $200,000

            Months 13-24            $210,000                            $ 10,000

            Months 25-36            $220,000                            $ 30,000

            Average                 $210,000                            $ 80,000

            In this example, fifty percent (50%) percent of Jaeger's average annual base salary over the 36 month period is $105,000. Jaeger's average annual bonus over that period of $80,000 is less than the average annual base salary, and accordingly the entire average annual bonus will be eligible in determining the Benefit Computation Base.

                                                                   EXHIBIT 10.69


                                   ARTICLE TWO

2.01 SUPPLEMENTAL RETIREMENT BENEFIT. Depending upon how many years Jaeger has been continuously in the employ of the Corporation, Jaeger will be entitled to a retirement benefit determined as of the effective date of his leaving the Corporation's employment for whatever reason except Cause (as defined below), including whether by (i) death, (ii) disability, (iii) termination of employment or (iv) early retirement. The retirement benefit (also known as the "Accrued Benefit") shall be an annual amount equal to Jaeger's Benefit Computation Base multiplied by the Annual Percentage Amount (as determined pursuant to Section 2.02, below). Jaeger will receive a supplemental retirement benefit (the "Supplemental Retirement Benefit") equal to (i) the amount of the Accrued Benefit reduced by (ii) the sum of the benefits described in Subsections (1),
(2), (3) and (4) of Section 2.03, below (such benefits are referred to herein as the "Offsetting Benefits"). The Supplemental Retirement Benefit, if any, to be paid out under this Agreement, shall continue for fifteen (15) years, and be paid in equal monthly installments commencing on the first day of the month immediately following the later of Jaeger's actual retirement or the Normal Retirement Date (unless payment is accelerated in accordance with Sections 10.01 and 10.02 below). No payment will be made under this Agreement if the Offsetting Benefits are equal to or greater than the Accrued Benefit.

                                                                   EXHIBIT 10.69


2.02 ANNUAL PERCENTAGE AMOUNT.

     (a) The Annual Percentage Amount shall be determined (subject to subsection
(b), below) by the number of years Jaeger has been continuously employed by the Corporation as follows:

=========================================================================================
       YEARS OF CONTINUOUS SERVICE                    ANNUAL PERCENTAGE AMOUNT

=========================================================================================
       25 or more                                     65%
                     20 -24                                      60%

                     15-19                                       40%

                  less than 15                    0% (No Supplemental Retirement Benefit)
=========================================================================================

     (b) Notwithstanding the provisions of Subsection (a) of this Section 2.02, in the event (a) Jaeger does not remain employed by the Corporation for any reason during the twelve (12) month period following a Change in Control (as defined in Section 10.01, below) or (b) an event described in Section 10.01 occurs and either such other corporation, firm or person (as described in Section 10.01) does not agree that Jaeger shall continue in the employ of the Corporation for any reason following such event or the Corporation's successor does not assume its obligations hereunder, Jaeger will be deemed eligible to receive a Supplemental Retirement Benefit under this Agreement if at the time of the termination of his employment he will have completed at least five full years of service to the Corporation. In this case, the Annual Percentage Amount shall be determined by the number of years Jaeger has been continuously employed by the Corporation as follows:

                                                                   EXHIBIT 10.69


=========================================================================================
       YEARS OF SERVICE                               ANNUAL PERCENTAGE AMOUNT

=========================================================================================
       25 or more                                     65%

                     20 -24                                      60%

                     15-19                                       40%

                       14                                        36%

                       13                                        32%

                       12                                        28%

                       11                                        24%

                       10                                        20%

                       9                                         16%

                       8                                         12%

                       7                                          8%

                       6                                          4%

                  less than 6                     0% (No Supplemental Retirement Benefit)
=========================================================================================


     c) Anything else to the contrary in this Agreement notwithstanding, in the event of either (a) Jaeger does not remain employed by the Corporation for any reason during the twelve month period following a Change in Control or (b) an event described in Section 10.01 occurs and either such other corporation, firm or person (as described in Section 10.01) does not agree that Jaeger shall continue in the employ of the Corporation for any reason following such event or the Corporation's successor does not assume its obligations hereunder, and (c) in either case, the payment of the Supplementary Retirement Benefit hereunder, is considered a Parachute Payment and when combined with all other payments considered to be Parachute Payments from the Corporation to Jaeger due to the events described in (a) and (b) above, result in an Excess Parachute Payment, as defined by Section 280G of the Internal Revenue Code of 1986, as amended, then the amount of the Supplementary Retirement Benefit shall be reduced so that the total Parachute Payments received by Jaeger from the Corporation do not constitute an Excess Parachute Payment; provided, however, that this Section 2.02(c) shall not apply if the total Parachute Payments from the Corporation to Jaeger due to the events described in (a) and (b) above exceed one hundred twenty percent (120%) of the amount of all Parachute Payments not including any amount that would be considered an Excess Parachute

                                                                   EXHIBIT 10.69


Payment.

                                                                   EXHIBIT 10.69


2.03 OFFSETTING BENEFITS.

(a) The following are the Offsetting Benefits, which reduce the Accrued Benefit for the purpose of calculating the Supplemental Retirement Benefit:

     1. Fifty percent (50%) of Jaeger's (actual or projected) annual primary social security retirement benefit projected as of Jaeger's social security normal retirement age based on his Benefit Computation Base in effect on the date of termination of Jaeger's employment with the Corporation;

     2. The annual amount of benefits payable to Jaeger (or his beneficiaries) at the Normal Retirement Date calculated on a single life annuity basis from any qualified defined benefit pension plan maintained and funded by the Corporation as of the date of this Agreement, or their successors, as such plan or plans may be amended or modified from time to time;

     3. The annual amount of benefits payable at the Normal Retirement Date on a single life annuity basis attributable to the portion of the account balances of Jaeger arising from employer contributions (but excluding the portion of such balances arising from employee salary reduction and elective contributions) at the date of determination from the Corporation's 401(k) and other defined contribution retirement plans maintained by the Corporation as of the date of this Agreement, or their successors, as such plan or plans may be modified from time to time;

     4. The annual amount of benefits payable to Jaeger at the Normal Retirement Date calculated on a single life annuity basis from any other non-qualified supplemental retirement plan maintained and funded by the Corporation as of the date of this Agreement, or their successors, as such plan or plans may be amended or modified from time to time.

(b) The Corporation's obligation to pay the Offsetting Benefits shall not be affected by the termination of this Agreement and the Supplemental Retirement Benefit payable hereunder for any reason whatsoever.

(c) All calculations of the Supplemental Retirement Agreement payable to Jaeger under this Agreement will be made assuming that Jaeger participates in the Offsetting Benefits to the full extent permitted by law and the terms of those plans.

(d) If Jaeger terminates his employment prior to his Normal Retirement Date, in calculating his Accrued Benefit, (i) the offset of primary social security retirement benefit shall be calculated on the basis of the amount projected to be payable at Jaeger's social security normal retirement age assuming continued earnings by Jaeger at the rate in effect at termination of employment until Jaeger's social security normal retirement age; (ii) the offset for any qualified defined benefit plan shall be calculated on the basis of Jaeger's accrued benefit in said plan upon termination of employment projected to be payable at Jaeger's Normal Retirement Date; (iii) the offset for any benefits arising from employer contributions attributable to the account balances of Jaeger arising from the Corporation's 401(k) plan or any other defined contribution retirement plan shall also be calculated on the basis of Jaeger's accrued benefit in such plan(s) upon termination of employment projected to be payable at Jaeger's Normal Retirement Date; and (iv) the offset for any non-qualified supplemental

                                                                   EXHIBIT 10.69


retirement plan shall be calculated on the basis of Jaeger's accrued benefit in said plan upon termination of employment projected to be payable at Jaeger's Normal Retirement Date .

2.04 OPTIONAL FORMS OF PAYMENT. In lieu of the fifteen (15) year certain payments provided in Section 2.01 above, or whenever a Supplemental Retirement Benefit is payable under Section 4.01 or 5.01 of this Agreement, Jaeger may elect by written notice to the Corporation in the calendar year prior to the calendar year in which payments are to begin, an optional form of payment which shall be the actual equivalent (factors defined in SpecTran's qualified defined benefit pension plan) of the said fifteen (15) year certain payments. The optional form of payment shall be any optional form of payment which is provided to Jaeger under the terms of SpecTran's qualified defined benefit pension plan.

2.05 VESTING. Anything to the contrary in this Agreement notwithstanding, Jaeger shall be entitled to one hundred percent (100%) of any benefit payable under this Agreement under any one or more of Sections 2.01, 3.01, 4.01, 5.01, 10.01 or 10.02 at the date on which his entitlement to such benefit shall be determined commencing with his original date of hire by the Corporation, provided that such benefits are subject to forfeiture as described in Sections
5.03 and 5.04, below.

                                  ARTICLE THREE

3.01 DEATH OF JAEGER.

     (a) If Jaeger dies while employed by the Corporation but prior to the commencement of the payment of the Supplemental Retirement Benefit under
     Section 2.01, 4.01 or 5.01, SpecTran will pay to the designated beneficiaries of Jaeger, a total annual amount equal to the Supplemental Benefit earned by Jaeger as of the date of death, payable over a period of fifteen (15) years certain commencing on the first day of the month next following the delivery to the Corporation of a death certificate and on a monthly basis thereafter.

     (b) If Jaeger dies following the commencement of the payment of the Supplemental Retirement Benefit under Section 2.01, 4.01 or 5.01, such payments shall continue to the designated beneficiaries of Jaeger until all of the Supplemental Retirement Benefit has been paid.

     c) If Jaeger dies following the termination of his employment with the Corporation and prior to the commencement of the payment of the Supplemental Retirement Benefit under Section 2.01, 4.01 or 5.01, SpecTran shall pay to Jaeger's named beneficiaries an annual benefit which shall be Jaeger's Supplemental Retirement Benefit as of the date of the termination of his employment. Such benefits shall be payable monthly, commencing on the first day of the month following the Normal Retirement Date, or any date prior to the Normal Retirement Date approved by the Corporation, and continuing for fifteen (15) years; provided, however, that Jaeger's designated beneficiaries shall be entitled to accelerated payments of such benefits if and to the same extent Jaeger would have been entitled to an accelerated payment of the Supplemental Retirement Benefit had he survived.

3.02 BENEFICIARIES. Jaeger shall designate, in writing to the Corporation, on the form titled "Designation of Beneficiary" attached hereto as Schedule A, one or more beneficiaries. Jaeger

                                                                   EXHIBIT 10.69


from time to time may change his designated beneficiaries by delivering to the Corporation a dated, revised Designation of Beneficiary form, revoking the prior designation. If no beneficiary is so named or if no named beneficiary is living at the time a payment is due, benefit payments shall be made, when due, to Jaeger's estate. If payments of benefits to a beneficiary commences and such beneficiary dies before all amounts to which such beneficiary is entitled have been paid, the remaining benefits shall be paid to the successive beneficiary or beneficiaries, if any, designated by Jaeger, or if none, to the beneficiary's estate.

                                  ARTICLE FOUR

4.01 DISABILITY PRIOR TO RETIREMENT. In the event Jaeger shall become disabled, mentally or physically, which disability prevents him from performing the material aspects of his duties, the Corporation will pay no disability benefits hereunder. Disability benefits (if any) will be paid to Jaeger through such insurance programs as may be sponsored by the Corporation. Upon the later of termination of such other disability benefits (if any), or Jaeger's attainment of the Normal Retirement Date, Jaeger shall commence receiving payment of his Accrued Benefit determined as of the date of the disability. The Supplemental Retirement Benefit shall be paid in equal monthly installments, for fifteen (15) years certain commencing on the first day of the month following the later of the termination of such benefits or the Normal Retirement Date, or in the manner provided in Section 2.04.

4.02 RE-EMPLOYMENT FOLLOWING DISABILITY. In the event Jaeger returns to work with the Corporation after terminating employment because of disability, this Agreement shall continue in full force and effect as though such disability had not occurred. Under such circumstances, Jaeger will receive credit towards determining the Annual Percentage Amount for service prior to terminating his employment because of disability and for service after resuming employment with the Corporation, but will not receive credit for the interim prior during which he was not employed by the Corporation.

                                  ARTICLE FIVE

5.01 EARLY RETIREMENT, TERMINATION OF SERVICE OR DISCHARGE. Except to the extent otherwise provided in Sections 5.03 and 5.04, in the event that Jaeger's employment with the Corporation is terminated, voluntarily or involuntarily, before Jaeger attains the Normal Retirement Date, for reasons other than death or disability, Jaeger shall be entitled to a Supplemental Retirement Benefit, determined as of the date of his termination of employment. Such benefit shall be payable in equal monthly installments, commencing on the first day of the month next following the later of the Normal Retirement Date or the date of Jaeger's actual retirement, and continuing for fifteen (15) years (except as set forth in Sections 10.01 and 10.02); provided, however, that Jaeger may elect by execution and delivery to the Corporation of the form attached hereto as Schedule B to have the monthly payments of the Supplemental Retirement Benefit commence prior to the Normal Retirement Date at any date between age 60 and the Normal Retirement Date. Jaeger understands that such election is being made prospectively and is irrevocable.

                                                                   EXHIBIT 10.69


5.02 OPTIONAL FORMS OF PAYMENT. In lieu of the fifteen (15) years certain payments provided in Section 5.01, the Supplemental Retirement Benefit payable under such Section may be payable in the manner provided in Section 2.04.

5.03 EMPLOYMENT BY COMPETITION. In the event that during the two year period immediately following the termination of Jaeger's employment for any reason, Jaeger shall compete with the business of the Corporation, then the Supplemental Retirement Benefit which might otherwise be due and payable hereunder shall be immediately forfeited and all rights of Jaeger and his beneficiaries hereunder shall become void; provided, however, that if (a) Jaeger does not remain employed by the Corporation for any reason during the twelve (12) month period following a Change in Control or (b) an event described in Section 10.01 occurs and either such other corporation, firm or person (as described in Section 10.01) does not agree that Jaeger shall continue in the employ of the Corporation for any reason following such event or the Corporation's successor does not assume its obligations hereunder, the provisions of Section 5.03 shall not apply, but the provisions of Sections 10.01 and 10.02 shall govern. Jaeger will be deemed to have competed with the business of the Corporation if, during the two year period following termination of his employment with the Corporation, he either (a) engages, directly or indirectly, or by stock interest exceeding five percent (5%), or otherwise in any way, in any business in which the Corporation was engaged during the term of his employment or which the Corporation planned, during the term of his employment to enter, (b) solicits any past, present or future customers of the Corporation in any way relating to any business in which the Corporation was engaged during the term of his employment, or which the Corporation planned during the term of his employment, to enter, or (c) induces or actively attempt to influence any other employee or consultant of the Corporation to terminate his or her employment or consultancy with the Corporation.

5.04 FORFEITURE. Anything to the contrary in this Agreement notwithstanding (other than Sections 10.01 and 10.02), the Supplemental Retirement Benefits shall be immediately forfeited and all rights of Jaeger and his beneficiaries hereunder shall become null and void, if Jaeger's employment with the Corporation is terminated for Cause. For this purpose, a termination shall be a termination for "Cause" only if the termination if for one or more of the following: (i) the conviction of Jaeger for committing any felony, (ii) stealing from the Corporation, (iii) a willful breach by Jaeger of a material provision of this Agreement and (iv) if Jaeger engages in gross misconduct, such as fraud, dishonesty, gross negligence or insubordination. If (a) Jaeger does not remain employed by the Corporation for any reason within one year following a Change in Control or (b) an event described in Section 10.01 occurs and either such other corporation, firm or person (as described in Section 10.01) does not agree that Jaeger shall continue in the employ of the Corporation for any reason following such event or the Corporation's successor does not agree to assume its obligation hereunder, the provisions of this Section 5.04 shall not apply, but the provisions of Sections 10.01 and 10.02 shall govern.

                                                                   EXHIBIT 10.69


5.05 AVAILABILITY TO CONSULT. For so long as Jaeger is receiving benefits pursuant to this Agreement, Jaeger will keep himself available to consult with, and respond to inquiries from, the Corporation relating to its business affairs, at reasonable time(s) and to reasonable extent.

                                   ARTICLE SIX

6.01 INTEREST. Any payment that is required to be made hereunder that is delayed beyond the date specified in this Agreement shall bear interest at a variable rate which shall be the rate of interest on one year U.S. Treasury Bills determined at the first auction of each calendar year or part thereof during the period of which interest is to be applied to any obligation hereunder.

                                  ARTICLE SEVEN

7.01 ALIENABILITY. Neither Jaeger, nor any beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify, or otherwise encumber in advance any of the benefits payable hereunder, and any attempt to do so shall be deemed null and void. The seizure of the benefits payable hereunder for the payment of any debts, judgments, alimony or separate maintenance, owed by Jaeger or his beneficiary or any of them, or the transfer of such benefit by operation of law in the event of bankruptcy, or otherwise, shall be deemed to be a transfer prohibited by this Agreement, and will result in the immediate termination of all benefits payable hereunder.

                                  ARTICLE EIGHT

8.01 PARTICIPATION IN OTHER PLANS. Nothing contained in this Agreement shall be construed to alter, abridge, or in any manner affect the rights and privileges of Jaeger to participate in and be covered by any pension, profit sharing, group insurance, bonus or any other employee plan or plans which the Corporation may have or hereafter have.

                                  ARTICLE NINE

9.01 FUNDING.

     (a) The Corporation reserves the right at its sole and exclusive discretion to insure or otherwise provide for the obligations of the Corporation undertaken by this Agreement or to refrain from same, and to determine the extent, nature and method thereof, including the establishment of one or more trusts. Should the Corporation elect to insure this Agreement, in whole or in part, through the medium of insurance or annuities, or both, the Corporation shall be the owner and beneficiary of the policy or annuity. At no time shall Jaeger be deemed to have any right, title or interest in or to any specified asset or assets of the Corporation, or any trust or escrow arrangement, including, but not by way of restriction, any insurance or annuity contracts or the proceeds therefrom.

                                                                   EXHIBIT 10.69


     (b) Any such policy, contract or asset shall not in any way be considered to be security for the performance of the obligations of this Agreement.

     c) If the Corporation purchases a life insurance or annuity policy on the life of Jaeger, Jaeger agrees to sign any papers that may be required for that purpose and to undergo any medical examination or tests (at the Corporation's expense) which may be necessary, and generally cooperate with the Corporation in securing such policy.

     d) To the extent Jaeger acquires a right to receive benefits under this Agreement, such right shall be equivalent to the right of an unsecured general creditor of the Corporation.

                                   ARTICLE TEN

10.01 REORGANIZATION. SpecTran shall not merge or consolidate into or with another corporation if such merger or consolidation shall result in the other corporation being the survivor corporation, nor shall it sell substantially all of its assets to another corporation, firm or person, unless and until Jaeger and such other corporation, firm or person agree that Jaeger shall continue in the employ of the succeeding, continuing or acquiring corporation, firm or person and such other corporation, firm or person agrees in writing without further qualification to assume and discharge the obligations of SpecTran under this Agreement. If Jaeger and such corporation, firm or person do not agree that Jaeger shall continue in the employ of such corporation, firm or person, or such corporation, firm or person does not so agree to assume and discharge such obligations, SpecTran shall pay to Jaeger, in one lump sum, his Supplemental Retirement Benefit as of the date of such merger, consolidation or sale. All calculations of the Supplemental Retirement Benefit, for purposes of this
Section 10.01, shall be discounted to present value in accordance with the actuarial tables used in SpecTran's defined benefit pension plan.For the purpose of clarification, any transaction between SpecTran and any of its Affiliates is not intended to be covered by this Section 10.01.

10.02 CHANGE IN CONTROL. In the event that a Change in Control occurs prior to the Normal Retirement Date and either (a) Jaeger is dismissed without Cause from employment by the Corporation up to and including

                                                                   EXHIBIT 10.69


twelve (12) months from such Change in Control or (b) Jaeger voluntarily leaves the employ of the Corporation up to and including twelve (12) months from such Change in Control, then in either case SpecTran shall pay to Jaeger, in one lump sum, his Supplemental Retirement Benefit as of the date of the termination of Jaeger's employment. All calculations of the Supplemental Retirement Benefit, for purposes of this Section 10.02, shall be discounted to present value in accordance with the actuarial tables used in SpecTran's defined benefit pension plan. For the purposes of this Agreement, "Change in Control" shall mean (a) the date of public announcement that a person has become, without the approval of SpecTran's Board of Directors, the beneficial owner of 20% or more of the voting power of all securities of SpecTran then outstanding; (b) the date of the commencement of a tender offer or tender exchange by any person, without the approval of SpecTran's Board of Directors, if upon the consummation thereof such person would be the beneficial owner of 20% or more of the voting power of all securities of SpecTran then outstanding; or (c) the date on which individuals who constituted the Board of Directors of SpecTran on the date this Agreement was adopted cease for any reason to constitute a majority thereof, provided that any person becoming a director subsequent to such date whose election or nomination was approved by at least three quarters of such incumbent Board of Directors shall be considered as though such person were an incumbent director.

                                 ARTICLE ELEVEN

11.01 BENEFITS AND BURDENS. This Agreement shall be binding upon and inure to the benefit of Jaeger and his personal representatives, the Corporation, and any successor organization which shall succeed to substantially all of the Corporation's assets and business without regard to the form of such succession.

                                 ARTICLE TWELVE

12.01 COMMUNICATIONS. Any notice or communication required of either party with respect to this Agreement shall be made in writing and may either be delivered personally or sent by certified mail, return receipt requested, as the case may be:

          To the Corporation:

                 c/o President of the Corporation
                 SpecTran Corporation
                 50 Hall Road
                 Sturbridge, MA 01566

          To Jaeger:

                 Raymond E. Jaeger
                 25 Old Village Road
                 Sturbridge, MA 01566


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                                                                   EXHIBIT 10.69


Each party shall have the right by written notice to change the place to which any notice may be addressed.

                                ARTICLE THIRTEEN

13.01 CLAIMS PROCEDURE. In the event that benefits under this Agreement are not paid to Jaeger (or his beneficiary in the case of Jaeger's death), and such person feels entitled to receive them, a claim shall be made in writing to the Corporation within sixty (60) days after written notice from the Corporation to Jaeger or his beneficiary or personal representative that payments are not being made or are not to be made under this Agreement. Such claim shall be reviewed by the Corporation. If the claim is approved or denied, in full or in part, the Corporation shall provide a written notice of approval or denial within sixty
(60) days from the date of receipt of the claim setting forth the specific reason for denial, specific reference to the provision of this Agreement upon which the denial is based, and any additional material or information necessary to perfect the claim, if any. Also, such written notice shall indicate the steps to be taken if a review of the denial is desired. If a claim is denied (a claim shall be deemed denied if the Corporation does not take action within the aforesaid sixty (60) day period) and a review is desired, Jaeger (or beneficiary in the case of Jaeger's death), shall notify the Corporation in writing within twenty (20) days. In requesting a review, Jaeger or his beneficiary may review this Agreement or any document relating to it and submit any written issues and comments he or she may feel appropriate. In its sole discretion the Corporation shall then review the claim and provide a written decision within sixty (60) days. This decision likewise shall state the specific reasons for the decision and shall include reference to specific provisions of this Agreement on which the decision is based.Any decision of the Corporation shall not be binding on Jaeger, his personal representative, or any beneficiary without consent, nor shall it preclude further action by Jaeger, his personal representatives or beneficiary.

13.02 ARBITRATION. All claims, disputes and other matters in question between the parties hereto arising out of or relating to this Agreement or the breach thereof shall be decided by arbitration in accordance with the Rules of the American Arbitration Association then obtaining, subject to the limitations and restrictions stated below. Neither party will be permitted to submit a dispute to arbitration without first following the procedures set forth in Section
13.01. Notice of demand for arbitration must be filed in writing with the other party to this Agreement and with the American Arbitration Association. The demand must be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event may the demand for arbitration be made if the institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations. Arbitrations hereunder will be held in the English language in Boston, Massachusetts or such other place as the parties may agree. The award rendered by the arbitrators will be final, not subject to appeal and judgment may be entered upon it in any court having jurisdiction thereof. Each party will bear all of his or its own costs and expenses


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                                                                   EXHIBIT 10.69


associated with the arbitration, and the parties shall equally share the administrative costs of the arbitration.

                                ARTICLE FOURTEEN

14.01 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements, written or verbal, with respect to such subject matter. This instrument may be altered or amended only by written agreement signed by the parties hereto.

14.02 GENDER. Any reference in this Agreement to the masculine shall be deemed to include the feminine where the context so requires.


14.03 OPERATION OF LAW ON CORPORATION'S OBLIGATIONS. In the event that any governmental entity promulgates any statute, rule, regulation, policy or order which restricts or prohibits the Corporation from making payments to Jaeger under this Agreement, then the Corporation's obligations to make payments to Jaeger (or his beneficiary) hereunder shall terminate or be restricted or suspended (consistent with such law or binding regulation, policy or order) for so long as such restriction or prohibition applies to the Corporation. Nothing in this Agreement is intended to require or shall be construed as requiring the Corporation to do or fail to do any act in violation of any applicable law or binding regulation, policy or order.

14.04 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be considered an original, but together shall constitute one and the same document.

14.05 SEVERANCE. In the event any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect and will not be affected by such invalid or unenforceable provisions.

14.06 JURISDICTION, GOVERNING LAW. The parties, terms and conditions of this Agreement are subject to and shall be governed by the laws of the Commonwealth of Massachusetts without giving effect to the principles of conflicts of law.


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                                                                   EXHIBIT 10.69


IN WITNESS WHEREOF, the Corporation has caused this Agreement to be duly executed by its duly authorized officer and its Corporate Seal affixed at Sturbridge, Massachusetts the day and year first above written.

                              SPECTRAN CORPORATION

_________________________           By_____________________________________
Witness                             Name:
                                    Title:

_________________________           _______________________________________
       Witness                      Raymond E. Jaeger


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                                                                   EXHIBIT 10.69


                                   SCHEDULE A

DESIGNATION OF BENEFICIARY

Gentlemen:In accordance with the provisions of the Supplemental Retirement Agreement dated May 8, 1996, between SpecTran Corporation and the undersigned, I hereby designate ____________________, residing at ________________________,* as my beneficiary to receive payments thereunder in the event of my death before payments in full thereunder have been made. In the event said beneficiary predeceases me, I hereby designate _________________, residing at ___________________________,* as beneficiary in his/her stead.

                                       Very truly yours,

                                       _________________________

*If more than one beneficiary is to be designated, add a page listing the beneficiaries and specify the percentage of each payment to be received by each beneficiary.


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                                                                   EXHIBIT 10.69

SCHEDULE B

Gentlemen:

In accordance with Section 5.01 of the Supplemental Retirement Agreement dated May 8, 1996, between SpecTran Corporation and the undersigned, I hereby prospectively and irrevocably make the election indicated below with respect to the payment of benefits:

                                   [CHECK ONE]

______ I elect to commence receiving benefits prior to age 65 if I retire before the Normal Retirement Age, with the benefits to commence at age ____ [Specify age between 60 and 65].

                                       OR

______ I elect to commence receiving benefits after the Normal Retirement Date and forego my right to receive benefits prior to the Normal Retirement Age.

                                       Very truly yours,

                                       _______________________


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